ADMINISTRATION AGREEMENT

         THIS ADMINISTRATION AGREEMENT is made this 1st day of February, 1997, by and between INTERACTIVE INVESTMENTS, a Delaware business trust (the "Fund"), and INTERACTIVE RESEARCH ADVISERS, INC., a California corporation (the "Administrator").

                                  WITNESSETH:

         WHEREAS, the Fund is engaged in business as a non-diversified open-end management investment company and is to be registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

         WHEREAS, the Administrator is engaged in the business of rendering administrative and supervisory services to investment companies; and

         WHEREAS, the Fund desires to retain the Administrator to render supervisory and corporate administrative services to the Fund in the manner and on the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the terms and provisions hereinafter set forth, the parties hereto agree as follows:

         1. EMPLOYMENT OF THE ADMINISTRATOR. The Fund hereby employs the Administrator to administer the affairs of the Fund subject to the direction of the Board of Trustees and the officers of the Fund, for the period and on the terms hereinafter set forth. The Administrator hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Administrator shall for all purposes herein be deemed to be an independent contractor and, except as expressly provided or authorized (whether herein or otherwise), shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         2. OBLIGATIONS OF THE ADMINISTRATOR. The Administrator, at its expense, shall supply the Board of Trustees and officers of the Fund with all statistical information and reports reasonably required by it and reasonably available to the Administrator and furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Administrator shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the Fund's book of account in accordance with all applicable


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federal and state laws and regulations. In compliance with the requirements of
Rule 31a-3 under the Act, the Administrator hereby agrees that any records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Administrator further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the Act for the periods prescribed by Rule 31a-2 under the Act.

         3. EXPENSES OF THE FUND. The Administrator assumes and shall pay for maintaining its staff and personnel, and shall at its own expense provide the equipment, office space and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator assumes and shall pay all other expenses of the Fund, including, without limitation: insurance, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates and prospectuses (except to the extent paid by the investment adviser pursuant to the Investment Advisory and Management Agreement by and between the parties hereto dated March 29, 1994), the insurance required by
Section 17(g) of the Act, charges of a custodian for safekeeping of the Fund's securities, Securities and Exchange Commission fees, expense of registering the shares of the Fund under Federal and state securities laws, fees and expenses of trustees who are not interested persons of the Fund, accounting and pricing costs (including the daily calculation of net asset value), interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable to the Fund.

         4. COMPENSATION. As compensation for the services rendered, the facilities furnished and the expenses assumed by the Administrator, the Fund shall pay to the Administrator at the end of each calendar month a fee at the annual rate of .95% of the Fund's average daily net assets, as determined and computed in accordance with the description of the method of determination of net asset value contained in the Fund's Prospectus and Statement of Additional Information.

         5. EXPENSE LIMITATION. If, in any fiscal year, the aggregate expenses of the Fund (including advisory, administrative and transfer agency fees, but excluding interest, local, state and federal taxes), exceed the expense limitations of any state having jurisdiction over the Fund, then the fee paid to the Administrator hereunder will be reduced PRO RATA (but not below zero) to the extent required by such expense limitation. The Administrator will bear its PRO RATA share of any such fee reduction based on the percentage that the Administrator's fee bears to the total administrative and advisory fees paid by the Fund to the Administrator and to the investment adviser of the Fund, for the month and year in which this Agreement becomes

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effective or terminates, there shall be an appropriate proration of said fee reduction based on the number of days that the Agreement is in effect during such month and year, respectively.

         6. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Fund hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others. Subject to, and in accordance with the Declaration of Trust and By-Laws of the Fund and Section 10(a) of the Act, it is understood that trustees, officers, agents and beneficial holders of the Fund are or may be "interested persons" (as defined in the Act) of the Administrator or its affiliates, and that directors, officers, agents or shareholders of the Administrator or its affiliates are or may be "interested persons" of the Fund as beneficial holders or otherwise.

         7. LIABILITIES OF THE ADMINISTRATOR. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be liable to the Fund or to any beneficial holder of the Fund for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         8. RENEWAL. The term of this Agreement shall commence on the date hereof and shall continue in effect until March 29, 1998 and is renewable thereafter for successive one year periods if such continuance is approved at least annually by (i) the Fund's Board of Trustees, or by a vote of the holders of a majority of the outstanding voting securities of the Fund, and
(ii) a majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

         9. TERMINATION. This Agreement (i) may be terminated at any time without the payment of any penalty either by vote of the Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, on 60 days written notice to the Administrator and (ii) may be terminated at any time by the Administrator on 60 days written notice to the Fund.

         10. AMENDMENTS. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Trustees of the Fund, or by a vote of the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

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         11. NOTICES. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed sufficient when mailed by United States certified mail, return receipt requested, or delivered in person against receipt to the party to whom it is to be given, at the address of such party set forth below:

                  If to the Administrator:

                          Interactive Research Advisers, Inc.
                          446 Martil Way
                          Milpitas, CA 95035

                  If to the Fund:

                          Interactive Investments
                          446 Martil Way
                          Milpitas, CA 95035

or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11.

         12. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted.

         13. HEADINGS. Any paragraph headings in this Agreement are for convenience of reference only, and shall be given no effect in the construction and interpretation of this Agreement or any provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above,

                                                INTERACTIVE INVESTMENTS

                                                By: /S/ KEVIN M. LANDIS
                                                  ----------------------------
                                                    Kevin M. Landis, President

                                                INTERACTIVE RESEARCH
                                                ADVISERS, INC.

                                                By: /S/ KENDRICK M. KAM
                                                   ---------------------------
                                                   Kendrick M. Kam, President

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